Exhibit 99.1

3756 Central Avenue	NEWS RELEASE
Riverside, CA 92506
(951) 686-6060

PROVIDENT FINANCIAL HOLDINGS REPORTS
FIRST QUARTER OF FISCAL 2023 RESULTS

Net Income of $2.09 Million in the September 2022 Quarter

Net Interest Margin Expands 12 Basis Points in Comparison
to the Prior Sequential Quarter(1)

Loans Held for Investment Increase 6% from June 30, 2022 to $993.9 Million

Total Deposits Increase 3% from June 30, 2022 to $985.3 Million

Improving Asset Quality with a $70,000 Provision for Loan Losses

Non-Interest Expenses Remain Well-Controlled

Riverside, Calif. – October 25, 2022 – Provident Financial Holdings, Inc. (“Company”), NASDAQ GS: PROV, the holding company for Provident Savings Bank, F.S.B. (“Bank”), today announced first quarter earnings for the fiscal year ending June 30, 2023.
For the quarter ended September 30, 2022, the Company reported net income of $2.09 million, or $0.29 per diluted share (on 7.31 million average diluted shares outstanding), down 22 percent from net income of $2.67 million, or $0.35 per diluted share (on 7.58 million average diluted shares outstanding), in the comparable period a year ago. Compared to the same quarter last year, the decrease in earnings was primarily attributable to salaries and employee benefits expenses increasing $1.02 million resulting from the $1.20 million credit from the Employee Retention Tax Credit (“ERTC”) recognized in the first quarter of last year (not replicated this quarter) and a $409,000 change to a $70,000 provision for loan losses this quarter in contrast to a $339,000 recovery from the allowance for loan losses in the same quarter last year, partly offset by a $1.08 million increase in net interest income.
“We continue to make progress on improving our fundamental financial performance as demonstrated by the growth in loans held for investment, the expansion of the net interest margin, our well controlled operating expenses, and strong credit quality” said Craig G. Blunden, Chairman and Chief Executive Officer of the Company. “To date, we have not experienced a meaningful deterioration in the financial operating environment as a result of higher inflation or higher interest rates.  Nonetheless, if deteriorating general economic conditions progress and begin to impact us, we remain confident that our strong capital position will help us weather the storm,” said Mr. Blunden.

Return on average assets for the first quarter of fiscal 2023 was 0.69 percent, down from 0.89 percent for the same period of fiscal 2022; and return on average stockholders’ equity for the first quarter of fiscal 2023 was 6.42 percent, down from 8.39 percent for the comparable period of fiscal 2022(1).
On a sequential quarter basis, the $2.09 million net income for the first quarter of fiscal 2023 reflects a 15 percent decrease from $2.46 million in the fourth quarter of fiscal 2022. The decrease in earnings for the first quarter of fiscal 2023 compared to the fourth quarter of fiscal 2022 was primarily attributable to a $492,000 increase in non-interest expenses (mainly in professional expenses and premises and occupancy expenses), a $162,000 decrease in non-interest income and a $481,000 change to a $70,000 provision for loan losses this quarter in contrast to a $411,000 recovery from the allowance for loan losses in the fourth quarter of fiscal 2022, partly offset by a $459,000 increase in net interest income. Diluted earnings per share for the first quarter of fiscal 2023 were $0.29 per share, down 15 percent from the $0.34 per share during the fourth quarter of fiscal 2022. Return on average assets was 0.69 percent for the first quarter of fiscal 2023, down from 0.83 percent in the fourth quarter of fiscal 2022; and return on average stockholders’ equity for the first quarter of fiscal 2023 was 6.42 percent, down from 7.72 percent for the fourth quarter of fiscal 2022(1).
In the first quarter of fiscal 2023, net interest income increased $1.08 million or 14 percent to $8.97 million from $7.89 million for the same quarter last year. The increase in net interest income was primarily due to a higher net interest margin primarily due to a shift in the composition of interest-earning assets towards higher yielding loans held for investment and an increase in the average yield on interest-earning deposits reflecting recent increases in the targeted federal funds rate. The net interest margin during the first quarter of fiscal 2023 increased 34 basis points to 3.05 percent from 2.71 percent in the same quarter last year. The average yield on interest-earning assets increased 35 basis points to 3.36 percent in the first quarter of fiscal 2023 from 3.01 percent in the same quarter last year while the average cost of interest-bearing liabilities increased by only three basis points to 0.35 percent in the first quarter of fiscal 2023 from 0.32 percent in the same quarter last year. The average balance of interest-earning assets increased by one percent to $1.18 billion in the first quarter of fiscal 2023 from $1.16 billion in the same quarter last year. The increase in the average balance of loans held for investment was mainly offset by decreases in the average balance of investment securities and interest-earning deposits.
Interest income on loans receivable increased by $925,000, or 11 percent, to $9.10 million in the first quarter of fiscal 2023 from $8.18 million in the same quarter of fiscal 2022. The increase was due to a higher average balance, partly offset by a lower average yield. The average balance of loans receivable increased by $107.9 million, or 13 percent, to $960.6 million in the first quarter of fiscal 2023 from $852.7 million in the same quarter last year. Total loans originated and purchased for investment in the first quarter of fiscal 2023 were $84.6 million, up 39 percent from $60.9 million in the same quarter last year. Loan principal payments received in the first quarter of fiscal 2023 were $31.7 million, down 41 percent from $53.9 million in the same quarter last year. The average yield on loans receivable decreased by four basis points to 3.79 percent in the first quarter of fiscal 2023 from an average yield of 3.83 percent in the same quarter last year. Net deferred loan cost amortization in the first quarter of fiscal 2023 decreased 33 percent to $296,000 from $441,000 in the same quarter last year, attributable primarily to fewer loan payoffs.
Interest income from investment securities increased $118,000, or 28 percent, to $536,000 in the first quarter of fiscal 2023 from $418,000 for the same quarter of fiscal 2022. This increase was attributable to a higher average yield, partly offset by a lower average balance. The average yield on investment securities increased 40 basis points to 1.16 percent in the first quarter of fiscal 2023 from 0.76 percent for the same quarter last year. The increase in the average investment securities yield was primarily attributable to a lower premium amortization during the current quarter in comparison to the same quarter last year ($238,000 vs. $510,000) attributable to a lower total principal repayment ($9.3 million vs. $17.0 million) and, to a lesser extent, the upward repricing of adjustable-rate mortgage-backed securities. The average balance of investment securities decreased by $35.5 million, or 16 percent, to $184.4 million in the first quarter of fiscal 2023 from $219.9 million in the same quarter last year.
In the first quarter of fiscal 2023, the Federal Home Loan Bank – San Francisco (“FHLB”) distributed a $123,000 cash dividend to the Bank on its FHLB stock, up slightly from $122,000 in the same quarter last year. The average balance of FHLB – San Francisco stock in the first quarter of fiscal 2023 was $8.2 million, virtually unchanged from the same quarter of fiscal 2022 and the average yield was also virtually unchanged.
Interest income from interest-earning deposits, primarily cash deposited at the Federal Reserve Bank of San Francisco, was $139,000 in the first quarter of fiscal 2023, up 348 percent from $31,000 in the same quarter of fiscal 2022. The increase was due to a higher average yield, partly offset by a lower average balance. The average yield earned on interest-earning deposits in the first quarter of fiscal 2023 was 2.30 percent, up 215 basis points from 0.15 percent in the same quarter last year. The average balance of the Company’s interest-earning deposits decreased $58.6 million, or 71 percent, to $23.6 million in the first quarter of fiscal 2023 from $82.2 million in the same quarter last year primarily due to the utilization of these excess funds for loan portfolio growth.
Interest expense on deposits for the first quarter of fiscal 2023 was $317,000, a small increase from $313,000 for the same period last year. The increase in interest expense on deposits was attributable to a higher average balance. The average balance of deposits increased $10.0 million, or one percent, to $962.3 million in the first quarter of fiscal 2023 from $952.3 million in the same quarter last year. The average cost of deposits was unchanged at 0.13 percent as compared to the same quarter last year.
Transaction account balances or “core deposits” increased $7.9 million, or one percent, to $842.3 million at September 30, 2022 from $834.4 million at June 30, 2022 and time deposits increased $21.9 million, or 18 percent, to $143.0 million at September 30, 2022 from $121.1 million at June 30, 2022. The increase in time deposits was primarily due to an increase in brokered certificates of deposit of $30.0 million with a weighted average cost of 2.83% (including broker fees).

Interest expense on borrowings, consisting of FHLB – San Francisco advances, for the first quarter of fiscal 2023 increased $71,000, or 13 percent, to $616,000 from $545,000 for the same period last year. The increase in interest expense on borrowings was primarily the result of a higher average cost and, to a lesser extent, a higher average balance. The average cost of borrowings increased by 18 basis points to 2.39 percent in the first quarter of fiscal 2023 from 2.21 percent in the same quarter last year, and the average balance of borrowings increased by $4.5 million to $102.2 million in the first quarter of fiscal 2023 from $97.7 million in the same quarter last year.
During the first quarter of fiscal 2023, the Company recorded a provision for loan losses of $70,000, as compared to the $339,000 recovery from the allowance for loan losses recorded during the same period last year and the $411,000 recovery from the allowance for loan losses recorded in the fourth quarter of fiscal 2022 (sequential quarter). The provision for loan losses primarily reflects an increase in loans held for investment in the first quarter of fiscal 2023 while the overall loan credit quality remains very strong.
Non-performing assets, comprised solely of non-performing loans with underlying collateral located in California, decreased $459,000 or 32 percent to $964,000, or 0.08 percent of total assets, at September 30, 2022, compared to $1.4 million, or 0.12 percent of total assets, at June 30, 2022. The non-performing loans at September 30, 2022 are comprised of five single-family loans, while the non-performing loans at June 30, 2022 were comprised of seven single-family loans. At both September 30, 2022 and June 30, 2022, there was no real estate owned.
Net loan recoveries for the quarter ended September 30, 2022 were $4,000 or 0.00 percent (annualized) of average loans receivable, as compared to net loan recoveries of $165,000 or 0.08 percent (annualized) of average loans receivable for the quarter ended September 30, 2021 and net loan recoveries of $6,000 or 0.00 percent (annualized) of average loans receivable for the quarter ended June 30, 2022 (sequential quarter).
Classified assets were $964,000 at September 30, 2022 which consist solely of loans in the substandard category; while classified assets at June 30, 2022 were $1.6 million, consisting of $224,000 of loans in the special mention category and $1.4 million of loans in the substandard category.
The allowance for loan losses was $5.6 million or 0.57 percent of gross loans held for investment at September 30, 2022, virtually unchanged from the $5.6 million or 0.59 percent of gross loans held for investment at June 30, 2022. Management believes that, based on currently available information, the allowance for loan losses is sufficient to absorb potential losses inherent in loans held for investment at September 30, 2022 under the incurred loss methodology.
Non-interest income decreased by $66,000, or six percent, to $1.00 million in the first quarter of fiscal 2023 from $1.07 million in the same period last year, primarily due to a $78,000 decrease in loan servicing and other fees, attributable primarily to lower loan prepayment fees. On a sequential quarter basis, non-interest income decreased $162,000, or 14 percent, primarily as a result of decreases in loan servicing and other fees and in card and processing fees.

Non-interest expenses increased by $1.27 million or 22 percent to $6.94 million in the first quarter of fiscal 2023 from $5.67 million for the same quarter last year. The increase in the non-interest expense in the first quarter of fiscal 2023 was primarily due to the $1.20 million credit from the ERTC in the first quarter last year (not replicated this quarter). On a sequential quarter basis, non-interest expenses increased by $492,000 or eight percent to $6.94 million in the first quarter of fiscal 2023 from $6.45 million in the fourth quarter of fiscal 2022, primarily due to increases in professional expenses and premises and occupancy expenses.
The Company’s efficiency ratio(1), defined as non-interest expense divided by the sum of net interest income and non-interest income, in the first quarter of fiscal 2023 was 70 percent, up from 63 percent in the same quarter last year and 67 percent in the fourth quarter of fiscal 2022 (sequential quarter).
The Company’s provision for income taxes was $867,000 for the first quarter of fiscal 2023, down 10 percent from $961,000 in the same quarter last year primarily due to a decrease in income before income taxes. The effective tax rate in the first quarter of fiscal 2023 was 29.3 percent, up from 26.5 percent in the same quarter last year. The higher effective tax rate in the first quarter of last year was primarily attributable to the non-taxable treatment of the ERTC for state tax purposes in the first quarter of fiscal 2022 that was not applicable in this quarter.
The Company repurchased 49,624 shares of its common stock with an average cost of $14.57 per share during the quarter ended September 30, 2022 pursuant to its April 2022 stock repurchase plan. As of September 30, 2022, a total of 314,635 shares or 86 percent of the shares authorized for repurchase under the plan remain available to purchase until the plan expires on April 28, 2023.
The Bank currently operates 13 retail/business banking offices in Riverside County and San Bernardino County (Inland Empire).
The Company will host a conference call for institutional investors and bank analysts on Wednesday, October 26, 2022 at 9:00 a.m. (Pacific) to discuss its financial results.  The conference call can be accessed by dialing 1-844-291-5491 and referencing access code number 3547024.  An audio replay of the conference call will be available through Wednesday, November 2, 2022 by dialing 1-866-207-1041 and referencing access code number 7668330.
For more financial information about the Company please visit the website at www.myprovident.com and click on the “Investor Relations” section.
(1)
The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies.

Safe-Harbor Statement

This press release contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to the Company’s financial condition, liquidity, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially from the results anticipated or implied by our forward-looking statements include, but are not limited to potential adverse impacts to economic conditions in our local market areas, other markets where the Company has lending relationships, or other aspects of the Company's business operations or financial markets, including, without limitation, as a result of employment levels, labor shortages and the effects of inflation, a potential recession or slowed economic growth caused by increasing political instability from acts of war including Russia’s invasion of Ukraine, as well as increasing oil prices and supply chain disruptions, and any governmental or societal responses to the COVID-19 pandemic, including the possibility of new COVID-19 variants; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions, including the effects of inflation, and conditions within the securities markets; legislative and regulatory changes, including as a result of the COVID-19 pandemic; and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”) - which are available on our website at www.myprovident.com and on the SEC’s website at www.sec.gov. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements whether as a result of new information, future events or otherwise. These risks could cause our actual results for fiscal 2023 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of us and could negatively affect our operating and stock price performance.

Contacts:	Craig G. Blunden	Donavon P. Ternes
	Chairman and	President, Chief Operating Officer,
	Chief Executive Officer	and Chief Financial Officer

PROVIDENT FINANCIAL HOLDINGS, INC.
Condensed Consolidated Statements of Financial Condition
(Unaudited –In Thousands, Except Share Information)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
Assets
Cash and cash equivalents	$38,701	$23,414	$60,121	$85,680	$88,249
Investment securities – held to maturity, at cost	176,162	185,745	195,579	205,065	205,821
Investment securities - available for sale, at fair value	2,517	2,676	2,944	3,118	3,316
Loans held for investment, net of allowance for loan losses of $5,638; $5,564; $5,969; $6,608 and $7,413, respectively; includes $1,350; $1,396; $1,470; $1,555 and $1,577 at fair value, respectively	993,942	939,992	893,563	852,006	859,035
Accrued interest receivable	3,054	2,966	2,850	2,862	2,909
FHLB – San Francisco stock	8,239	8,239	8,155	8,155	8,155
Premises and equipment, net	8,707	8,826	8,957	8,942	9,014
Prepaid expenses and other assets	14,593	15,180	15,665	16,577	15,782
Total assets	$1,245,915	$1,187,038	$1,187,834	$1,182,405	$1,192,281

Liabilities and Stockholders’ Equity
Liabilities:
Non interest-bearing deposits	$123,314	$125,089	$117,097	$112,022	$120,883
Interest-bearing deposits	862,010	830,415	846,403	844,326	835,859
Total deposits	985,324	955,504	963,500	956,348	956,742

Borrowings	115,000	85,000	80,000	80,000	90,000
Accounts payable, accrued interest and other liabilities	16,402	17,884	16,717	18,123	17,304
Total liabilities	1,116,726	1,058,388	1,060,217	1,054,471	1,064,046

Stockholders’ equity:
Preferred stock, $.01 par value (2,000,000 shares authorized; none issued and outstanding)	—	—	—	—	—
Common stock, $.01 par value; (40,000,000 shares authorized; 18,229,615; 18,229,615; 18,229,615; 18,229,615 and 18,229,615 shares issued respectively; 7,235,560; 7,285,184; 7,320,672; 7,389,943 and 7,491,705 shares outstanding, respectively)	183	183	183	183	183
Additional paid-in capital	98,559	98,826	98,617	98,404	98,179
Retained earnings	203,750	202,680	201,237	200,569	199,344
Treasury stock at cost (10,994,055; 10,944,431; 10,908,943; 10,839,672 and 10,737,910 shares, respectively)	(173,286)	(173,041)	(172,459)	(171,280)	(169,537)
Accumulated other comprehensive income, net of tax	(17)	2	39	58	66
Total stockholders’ equity	129,189	128,650	127,617	127,934	128,235
Total liabilities and stockholders’ equity	$1,245,915	$1,187,038	$1,187,834	$1,182,405	$1,192,281

PROVIDENT FINANCIAL HOLDINGS, INC.
Condensed Consolidated Statements of Operations
(Unaudited - In Thousands, Except Earnings Per Share)

	Quarter Ended
	September 30,
	2022	2021
Interest income:
Loans receivable, net	$9,100	$8,175
Investment securities	536	418
FHLB – San Francisco stock	123	122
Interest-earning deposits	139	31
Total interest income	9,898	8,746

Interest expense:
Checking and money market deposits	60	57
Savings deposits	44	41
Time deposits	213	215
Borrowings	616	545
Total interest expense	933	858

Net interest income	8,965	7,888
Provision (recovery) for loan losses	70	(339)
Net interest income, after provision (recovery) for loan losses	8,895	8,227

Non-interest income:
Loan servicing and other fees	108	186
Deposit account fees	343	312
Card and processing fees	381	405
Other	171	166
Total non-interest income	1,003	1,069

Non-interest expense:
Salaries and employee benefits	4,139	3,120
Premises and occupancy	861	905
Equipment	311	288
Professional expenses	592	461
Sales and marketing expenses	147	142
Deposit insurance premiums and regulatory assessments	135	137
Other	756	615
Total non-interest expense	6,941	5,668
Income before income taxes	2,957	3,628
Provision for income taxes	867	961
Net income	$2,090	$2,667

Basic earnings per share	$0.29	$0.35
Diluted earnings per share	$0.29	$0.35
Cash dividend per share	$0.14	$0.14

PROVIDENT FINANCIAL HOLDINGS, INC.
Condensed Consolidated Statements of Operations – Sequential Quarters
(Unaudited – In Thousands, Except Share Information)

	Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
Interest income:
Loans receivable, net	$9,100	$8,485	$7,581	$7,920	$8,175
Investment securities	536	540	515	433	418
FHLB – San Francisco stock	123	121	123	123	122
Interest-earning deposits	139	69	39	35	31
Total interest income	9,898	9,215	8,258	8,511	8,746

Interest expense:
Checking and money market deposits	60	51	54	58	57
Savings deposits	44	44	42	45	41
Time deposits	213	160	178	199	215
Borrowings	616	454	446	546	545
Total interest expense	933	709	720	848	858

Net interest income	8,965	8,506	7,538	7,663	7,888
Provision (recovery) for loan losses	70	(411)	(645)	(1,067)	(339)
Net interest income, after provision (recovery) for loan losses	8,895	8,917	8,183	8,730	8,227

Non-interest income:
Loan servicing and other fees	108	189	237	444	186
Deposit account fees	343	336	329	325	312
Card and processing fees	381	457	378	399	405
Other	171	183	170	200	166
Total non-interest income	1,003	1,165	1,114	1,368	1,069

Non-interest expense:
Salaries and employee benefits	4,139	4,055	4,203	4,455	3,120
Premises and occupancy	861	690	836	758	905
Equipment	311	350	330	314	288
Professional expenses	592	311	299	348	461
Sales and marketing expenses	147	165	186	149	142
Deposit insurance premiums and regulatory assessments	135	134	136	136	137
Other	756	744	909	739	615
Total non-interest expense	6,941	6,449	6,899	6,899	5,668
Income before income taxes	2,957	3,633	2,398	3,199	3,628
Provision for income taxes	867	1,170	699	935	961
Net income	$2,090	$2,463	$1,699	$2,264	$2,667

Basic earnings per share	$0.29	$0.34	$0.23	$0.30	$0.35
Diluted earnings per share	$0.29	$0.34	$0.23	$0.30	$0.35
Cash dividends per share	$0.14	$0.14	$0.14	$0.14	$0.14

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands, Except Share Information)

	Quarter Ended
	September 30,
	2022	2021
SELECTED FINANCIAL RATIOS:
Return on average assets	0.69%	0.89%
Return on average stockholders' equity	6.42%	8.39%
Stockholders’ equity to total assets	10.37%	10.76%
Net interest spread	3.01%	2.69%
Net interest margin	3.05%	2.71%
Efficiency ratio	69.63%	63.28%
Average interest-earning assets to average interest-bearing liabilities	110.56%	110.76%

SELECTED FINANCIAL DATA:
Basic earnings per share	$0.29	$0.35
Diluted earnings per share	$0.29	$0.35
Book value per share	$17.85	$17.12
Shares used for basic EPS computation	7,273,377	7,529,870
Shares used for diluted EPS computation	7,310,490	7,575,320
Total shares issued and outstanding	7,235,560	7,491,705

LOANS ORIGINATED AND PURCHASED FOR INVESTMENT:
Mortgage Loans:
Single-family	$57,049	$34,420
Multi-family	24,196	25,318
Commercial real estate	3,325	1,200
Total loans originated and purchased for investment	$84,570	$60,938

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands, Except Share Information)

	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	09/30/22	06/30/22	03/31/22	12/31/21	09/30/21
SELECTED FINANCIAL RATIOS:
Return on average assets	0.69%	0.83%	0.57%	0.76%	0.89%
Return on average stockholders' equity	6.42%	7.72%	5.33%	7.11%	8.39%
Stockholders’ equity to total assets	10.37%	10.84%	10.74%	10.82%	10.76%
Net interest spread	3.01%	2.91%	2.58%	2.61%	2.69%
Net interest margin	3.05%	2.93%	2.61%	2.64%	2.71%
Efficiency ratio	69.63%	66.68%	79.74%	76.39%	63.28%
Average interest-earning assets to average interest-bearing liabilities	110.56%	110.51%	110.79%	110.65%	110.76%

SELECTED FINANCIAL DATA:
Basic earnings per share	$0.29	$0.34	$0.23	$0.30	$0.35
Diluted earnings per share	$0.29	$0.34	$0.23	$0.30	$0.35
Book value per share	$17.85	$17.66	$17.43	$17.31	$17.12
Average shares used for basic EPS	7,273,377	7,291,046	7,357,989	7,435,218	7,529,870
Average shares used for diluted EPS	7,310,490	7,323,138	7,412,516	7,482,812	7,575,320
Total shares issued and outstanding	7,235,560	7,285,184	7,320,672	7,389,943	7,491,705

LOANS ORIGINATED AND PURCHASED FOR INVESTMENT:
Mortgage loans:
Single-family	$57,049	$62,908	$54,978	$45,720	$34,420
Multi-family	24,196	16,013	31,487	14,920	25,318
Commercial real estate	3,325	6,971	7,011	3,005	1,200
Construction	—	—	544	1,684	—
Total loans originated and purchased for investment	$84,570	$85,892	$94,020	$65,329	$60,938

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands)

	As of	As of	As of	As of	As of
	09/30/22	06/30/22	03/31/22	12/31/21	09/30/21
ASSET QUALITY RATIOS AND DELINQUENT LOANS:
Recourse reserve for loans sold	$160	$160	$160	$160	$200
Allowance for loan losses	$5,638	$5,564	$5,969	$6,608	$7,413
Non-performing loans to loans held for investment, net	0.10%	0.15%	0.22%	0.33%	0.77%
Non-performing assets to total assets	0.08%	0.12%	0.17%	0.24%	0.55%
Allowance for loan losses to gross loans held for investment	0.57%	0.59%	0.66%	0.77%	0.86%
Net loan charge-offs (recoveries) to average loans receivable (annualized)	—%	—%	—%	(0.12)%	(0.08)%
Non-performing loans	$964	$1,423	$1,996	$2,802	$6,616
Loans 30 to 89 days delinquent	$1	$3	$2	$3	$20

	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	09/30/22	06/30/22	03/31/22	12/31/21	09/30/21
Recourse provision (recovery) for loans sold	$—	$—	$—	$(40)	$—
Provision (recovery) for loan losses	$70	$(411)	$(645)	$(1,067)	$(339)
Net loan charge-offs (recoveries)	$(4)	$(6)	$(6)	$(262)	$(165)

	As of	As of	As of	As of	As of
	09/30/2022	06/30/2022	03/31/2022	12/31/2021	09/30/2021
REGULATORY CAPITAL RATIOS (BANK):
Tier 1 leverage ratio	9.74%	10.47%	10.27%	10.02%	9.81%
Common equity tier 1 capital ratio	17.67%	19.58%	19.32%	19.69%	18.90%
Tier 1 risk-based capital ratio	17.67%	19.58%	19.32%	19.69%	18.90%
Total risk-based capital ratio	18.54%	20.47%	20.29%	20.79%	20.12%

	As of September 30,
	2022		2021
	Balance	Rate(2)	Balance	Rate(2)
INVESTMENT SECURITIES:
Held to maturity:
Certificates of deposit	$200	2.50%	$800	0.23%
U.S. SBA securities	720	2.10	1,272	0.60
U.S. government sponsored enterprise MBS	171,331	1.38	203,749	1.22
U.S. government sponsored enterprise CMO	3,911	2.21	—	—
Total investment securities held to maturity	$176,162	1.40%	$205,821	1.21%

Available for sale (at fair value):
U.S. government agency MBS	$1,610	2.17%	$2,062	2.08%
U.S. government sponsored enterprise MBS	800	3.06	1,104	2.29
Private issue CMO	107	3.02	150	2.53
Total investment securities available for sale	$2,517	2.49%	$3,316	2.17%
Total investment securities	$178,679	1.42%	$209,137	1.23%
(2)	The interest rate described in the rate column is the weighted-average interest rate or yield of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands)

	As of September 30,
	2022		2021
	Balance	Rate(2)	Balance	Rate(2)
LOANS HELD FOR INVESTMENT:

Single-family (1 to 4 units)	$429,575	3.56%	$274,970	3.29%
Multi-family (5 or more units)	468,031	4.18	489,550	4.06
Commercial real estate	89,339	4.89	91,779	4.67
Construction	3,151	3.84	2,574	5.98
Other mortgage	118	5.25	137	5.25
Commercial business	1,117	7.97	865	6.41
Consumer	70	15.50	84	15.00
Total loans held for investment	991,401	3.98%	859,959	3.89%

Advance payments of escrows	20		68
Deferred loan costs, net	8,159		6,421
Allowance for loan losses	(5,638)		(7,413)
Total loans held for investment, net	$993,942		$859,035
Purchased loans serviced by others included above	$11,172	3.57%	$13,100	3.50%

(2)  The interest rate described in the rate column is the weighted-average interest rate or yield of all instruments, which are included in the balance of the respective line item.

	As of September 30,
	2022		2021
	Balance	Rate(2)	Balance	Rate(2)
DEPOSITS:
Checking accounts – non interest-bearing	$123,314	—%	$120,883	—%
Checking accounts – interest-bearing	339,961	0.04	341,281	0.04
Savings accounts	336,075	0.05	318,318	0.05
Money market accounts	42,968	0.25	40,785	0.22
Time deposits	143,006	0.95	135,475	0.65
Total deposits	$985,324	0.18%	$956,742	0.13%

BORROWINGS:
Overnight	$—	—%	$—	—%
Three months or less	55,000	3.16	—	—
Over three to six months	—	—	10,000	2.20
Over six months to one year	20,000	2.00	20,000	1.75
Over one year to two years	20,000	2.50	20,000	2.00
Over two years to three years	20,000	2.70	20,000	2.50
Over three years to four years	—	—	20,000	2.70
Over four years to five years	—	—	—	—
Over five years	—	—	—	—
Total borrowings	$115,000	2.76%	$90,000	2.23%

(2)	The interest rate described in the rate column is the weighted-average interest rate or cost of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands)

	Quarter Ended		Quarter Ended
	September 30, 2022		September 30, 2021
	Balance	Rate(2)	Balance	Rate(2)
SELECTED AVERAGE BALANCE SHEETS:

Loans receivable, net	$960,610	3.79%	$852,741	3.83%
Investment securities	184,352	1.16	219,907	0.76
FHLB – San Francisco stock	8,239	5.97	8,155	5.98
Interest-earning deposits	23,614	2.30	82,207	0.15
Total interest-earning assets	$1,176,815	3.36%	$1,163,010	3.01%
Total assets	$1,210,762		$1,194,759

Deposits	$962,266	0.13%	$952,317	0.13%
Borrowings	102,174	2.39	97,742	2.21
Total interest-bearing liabilities	$1,064,440	0.35%	$1,050,059	0.32%
Total stockholders’ equity	$130,166		$127,160

(2)   The interest rate described in the rate column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

ASSET QUALITY:

	As of	As of	As of	As of	As of
	09/30/22	06/30/22	03/31/22	12/31/21	09/30/21
Loans on non-accrual status (excluding restructured loans):
Mortgage loans:
Single-family	$243	$701	$716	$745	$739
Multi-family	—	—	306	1,077	775
Total	243	701	1,022	1,822	1,514

Accruing loans past due 90 days or more:	—	—	—	—	—
Total	—	—	—	—	—

Restructured loans on non-accrual status:
Mortgage loans:
Single-family	721	722	974	980	5,102
Total	721	722	974	980	5,102
Total non-performing loans (3)	964	1,423	1,996	2,802	6,616

Real estate owned, net	—	—	—	—	—
Total non-performing assets	$964	$1,423	$1,996	$2,802	$6,616

(3) The non-performing loans balances are net of individually evaluated or collectively evaluated allowances, specifically attached to the individual loans.